Exhibit 23.6
November 18, 2009
Linkage Technologies International Holdings Limited
No. 16 Building, No. 12 Dinghuaimen
Nanjing 210013, People’s Republic of China
Ladies and Gentlemen,
Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Linkage Technologies International Holdings Limited (the “Company”), effective immediately prior to the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on November 18, 2009 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Sean Shao Sean Shao